Comparison of change in value of $10,000 investment in Dreyfus U.S. Treasury Long Term Fund and the Merrill Lynch Governments, U.S. Treasury,
    Long-Term (10 Years and over) Index



    EXHIBIT A:


                                              Merrill Lynch Governments, U.S.
     PERIOD       Dreyfus U.S. Treasury           Treasury, Long-Term
                     Long Term Fund            (10 Years and over) Index*


    12/31/90             10,000                           10,000
    12/31/91             11,828                           11,843
    12/31/92             12,721                           12,783
    12/31/93             14,831                           14,986
    12/31/94             13,469                           13,871
    12/31/95             16,824                           18,125
    12/31/96             16,969                           17,946
    12/31/97             18,954                           20,627
    12/31/98             20,996                           23,422
    12/31/99             19,286                           21,405
    12/31/00             22,709                           25,727

    *Source: Lipper Inc.